Exhibit 10.3

                                   ----------

                              THE TIREX CORPORATION

                                   ----------

                              EMPLOYMENT AGREEMENT

      Employment Agreement, made as of the 22nd day of June 1998, by and between

                                      The Tirex Corporation
                                      740 St. Maurice, Suite 201
                                      Montreal, Quebec H3C 1L5

                                                                (the "Company")*

                                               and

                                      Scott Rapfogel
                                      16 Regency Circle
                                      Englewood, NJ  02631

                                                                (the "Employee")

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      * Unless context necessarily  implies otherwise,  all references herein to the "Company" shall be to The Tirex Corporation and all other corporations, partnerships, or other entities, now or in the future controlled by, under common control with, or in control of, Tirex Corporation, jointly and severally.

      Whereas, Effective June 22, 1998 (the "Effective Date"), Scott Rapfogel was appointed as the Company's Assistant Corporate and U.S. Securities Counsel. This appointment was confirmed, ratified, and by the written unanimous consent of the Executive Committee on June 23, 1998.

      Whereas, the Company and the Employee desire that the term of this Agreement begin as at the Effective Date and continue for the three-year period ending on June 21, 2001;

      Whereas, The Company is in the very early stage of development, with limited income, and financial resources on hand to finance the development of its technology and its proposed


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operations.  Its future  financial  prospects and position are therefore  highly contingent and impossible to predict. Based upon the foregoing, unregistered shares of the Company's common stock, have a value which reflects the Company's poor financial position and uncertain future, and can be expected to be saleable by the Company, in arm's length transactions, for not more than fifty percent (50%) of the current market value of the Company's publicly traded stock.

      Now therefore, in consideration of the premises and of the mutual promises and covenants hereinafter set forth, the parties agree as follows:

1.  Employment

      The Company agrees to employ the Employee and the Employee agrees to accept the employment described in this Agreement.

2.  Duties

      The Employee shall serve as the Company's Assistant Corporate and U.S. Securities Counsel, his powers and duties in that capacity to be such as may be determined by the Corporate and U.S. Securities Counsel of the Company. With respect to all capacities in which the Employee shall serve, he shall report to the Corporate and U.S. Securities Counsel of the Company. The services of the Employee will be performed at 16 Regency Circle, Englewood, NJ 07631 and any such other places requested by the Company.

3.  Extent of Services

      Employee shall devote such of his time, energy, and skill to the affairs of the Corporation, as shall be required for his duties, reporting solely to the Company's Corporate and U.S. Securities Counsel, and at all times during the term of this Agreement the Employee shall have powers and duties at least commensurate with his position as Assistant Corporate and United States Securities Counsel.

4.  Term

      The term of this Agreement shall be deemed to have begun on the Effective Date, and shall continue for three year period which commenced on the Effective Date and shall end on June 21, 2001. The parties presently anticipate that the employment relationship may continue beyond this three-year term. This Agreement shall not give the Employee any enforceable right to employment beyond this term.


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5.  Compensation

      As his compensation for his services to the Company, during the term of this agreement, in whatever capacity rendered, the Company shall pay to the Employee a salary in the following amounts:

      (a) through and until June 21, 1999 ("Year One"), ninety thousand United States dollars per year:

      (b) from June 22, 1999 through June 21, 2000 ("Year 2") an annual salary in an amount to be negotiated by the Company and the Employee in good faith but in all events not less than ninety thousand United States dollars; and

      (c) from June 22, 2000 through June 21, 2001 ("Year 3") an annual salary in an amount to be negotiated by the Company and the Employee in good faith but in all events not less than ninety thousand United States dollars;

      Except as otherwise set forth in this Agreement, the above stated salary will be payable in accordance with the Company's standard payroll procedures. In addition, the Employee's performance shall be reviewed every twelve months with respect to his eligibility for performance-based raises and bonuses, but this is no assurance or expectation that raises or bonuses will be granted or paid. Raises will be granted and bonuses will be paid, if at all, in the sole discretion of the Board of Directors.

      The Employee shall be entitled to vacation time during each contract year of this Agreement and any extensions thereof, in the amount of four weeks per contract year.

6.  Form of Payment

      6.1 Cash and Compensation Shares. In Year 1 the salary shall be payable $65,000 in cash and $25,000 in unregistered shares of the Company's common stock, $.001 par value per share (the "Compensation Stock"). The Year 1 Compensation Stock shall be payable in two installments. $12,500 of such Compensation Stock (the "Initial Shares") shall be payable as soon as practicable following the execution of this Employment Agreement subject to the provisions of Section 6.2 hereof. The second $12,500 Year 1 Compensation Stock installment (the "Second Shares") shall be due and payable on December 31, 1998. In connection with Year 2 and Year 3, the parties agree to enter into good faith negotiations as to the apportionment of such salary between cash and
Compensation Stock, which shall be paid and issued in accordance with the Company's standard payroll and compensation stock issuance procedures. Notwithstanding the foregoing, in no event will the Employee be required to accept less than $65,000 (US) of such salary, in each of Year 2 and Year 3, in cash.


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      6.2 Valuation. All Compensation Shares will be issued to the Employee at a value equal to fifty percent (50%) of the average of the high and low bid prices of the Company's common stock as traded in the over-the-counter market and quoted in the NASDAQ Electronic Bulletin Board during the period when such shares were earned. The Initial Shares will be issued to the Employee at a value equal to fifty percent (50%) of the average of the high and low bid prices of the Company's common stock as traded in the over-the-counter market and quoted in the NASDAQ Electronic Bulletin Board during the 30 day period immediately following the effective date hereof. The Second Shares which will be issued to the Employee at a value equal to fifty percent (50%) of the average of the high
and  low  bid  prices  of  the   Company's   common   stock  as  traded  in  the
over-the-counter market and quoted in the NASDAQ Electronic Bulletin Board during the five month period ending December 31, 1998.

      6.3 Option. Upon the mutual agreement of the Company and the Employee, the Company may issue to the Employee, a common stock purchase option (the "Option"), exercisable for the same number of shares of Compensation Stock that would have been issued had the Employee been paid directly in Compensation Stock. Each such Option shall be exercisable, at any time during a period of three years from issuance, at an exercise price of $.001 per share.

      6.4 Registration Rights. The Company shall as promptly as practicable, register the Initial Shares and Second Shares, whether issued directly or underlying an Option, in a registration statement on Form S-8, and the Employee may, from time to time, request that his other Compensation Shares, including Compensation Shares underlying any Options issued to the Employee, be registered under a Registration Statement on Form S-8. Upon receipt of such request, the Company will use its best efforts to promptly prepare and file such Registration Statement with the U.S. Securities Exchange Commission.

7.  Expenses

      The Company shall reimburse the Employee for reasonable, documented, out-of-pocket expenses incurred by the Employee in fulfilling his duties. Any such expense reimbursement shall be payable, at the discretion of the Employee, in cash or Compensation Shares.

8.  Termination

      8.1 For Cause. The Company may terminate the Employee's employment at any time "for cause" with immediate effect upon delivering written notice to the Employee. For purposes of this Agreement, "for cause" shall include: (a) embezzlement, theft, larceny, material fraud, or other acts of dishonesty; (b) material violation by employee of any of his obligations under this Agreement;
(c) conviction of or entrance of a plea of guilty or nolo contendere to a felony or other crime which has or may have a material adverse effect on the Employee's ability to carry out his duties under this Agreement or upon the reputation of the Company; (d) conduct


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involving moral turpitude; (e) gross insubordination or repeated insubordination after written warning by the President of the Company; or (f) material and continuing failure by the Employee to perform the duties described in Section 2 above in a quality and professional manner for at least thirty (30) days after written warning by the Board of Directors or the President of the Company. Upon termination for cause, the Company's sole and exclusive obligation will be to pay the Employee his compensation earned through the date of termination, and the Employee shall not be entitled to any compensation after the date of termination.

      8.2 Upon Death. In the event of the Employee's death during the term of the this Agreement, the Company's sole and exclusive obligation will be to pay to the Employee's spouse, if living, or to his estate, if his spouse is not then living, the Employee's compensation earned through the date of death.

      8.3 Upon Disability. The Company may terminate the Employee's employment upon the Employee's total disability. The Employee shall be deemed to be totally disabled if he is unable to perform his duties under this Agreement by reason of mental or physical illness or accident for a period of three consecutive months. Upon termination by reason of the Employee's disability, the Company's sole and exclusive obligation will be to pay the Employee his compensation earned through the date of termination.

      8.4 Without Cause. The Company may terminate the Employee's employment without cause at any time after expiration of the three-year term of this Agreement. In the event the Company terminates the Employee's employment without cause during the three year term of this Agreement, the Company will be obligated to pay the Employee all remaining salary due to Employee under this Agreement.

9.  Covenant Not to Compete

      9.1 Covenant. At all times during the terms of this Agreement, during any period following the term of this Agreement when the Employee shall continue to be employed by the Company in any capacity whatsoever, and during the one year period after the Employee's employment with the Company has been terminated by either party and for any reason, the Employee will not directly or indirectly:

      (a) enter into or attempt to enter into the "Restricted Business" (as defined below) in the continental United States or Canada;

      (b) induce or attempt to persuade any former, current or future employee, agent, manager, consultant, director, or other participant in the Company's business to terminate such employment or other relationship in order to enter into any relationship with the Employee, any business organization in which the Employee is a participant in any capacity whatsoever, or any other business organization in competition with the Company's business; or


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      (c)   use contracts,  proprietary information, trade secrets, confidential information, customer lists, mailing lists, goodwill, or other intangible property used or useful in connection with the Company's business.

      9.2 Indirect Activity. The term "indirectly," as used in Section 7.1 above, includes acting as a paid or unpaid director, officer, agent, representative, employee of, or consultant to any enterprise, or acting as a proprietor of an enterprise, or holding any direct or indirect participation in any enterprise as an owner, partner, limited partner, joint venturer, shareholder, or creditor, except a 10% or less equity position in a publicly traded company.

      9.3 Restricted Business. The term "Restricted Business" means any business related to the disintegration of scrap tires, the manufacture of equipment used for such purpose, or the sale or brokerage of the by-products from the disintegration of scrap tires.

10.  Severability

      The covenants set forth in Section 9 above shall be construed as a series of separate covenants, one for each county in each of the states of the United States and one for each of the analogous jurisdictions in Canada to which such restriction applies. If, in any judicial proceeding, a court of competent jurisdiction shall refuse to enforce any of the separate covenants deemed included in this Agreement, or shall find that the term or geographic scope of one or more of the separate covenants is unreasonably broad, the parties shall use their best good faith efforts to attempt to agree on a valid provision which shall be a reasonable substitute for the invalid provision. The reasonableness of the substitute provision shall be considered in light of the purpose of the covenants and the reasonable protectable interests of the Company and the Employee. The substitute provision shall be incorporated into this Agreement. If the parties are unable to agree on a substitute provision, then the invalid or unreasonably broad provision shall be deemed deleted or modified to the minimum extent necessary to permit enforcement.

11.  Confidentiality

      The Employee acknowledges that he will be exposed to information that is or will be confidential and proprietary to the Company. The information includes customer lists, technology designs, plans and information, marketing plans, pricing data, product plans, software, and other intangible information. Such information shall be deemed confidential to the extent not generally known within the trade. The Employee agrees to make use of such information only in the performance of his duties under this Agreement, to maintain such information in confidence and to disclose the information only to persons with a need to know.


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12.  Remedies

      The Employee acknowledges that monetary damages would be inadequate to compensate the Company for any breach by the Employee of the covenants set forth in Sections 9 and 11 above. The Employee agrees that, in addition to other remedies which may be available, the Company shall be entitled to obtain injunctive relief against the threatened breach of this Agreement or the continuation of any breach, or both, without the necessity of proving actual damages.

13.  Waiver

      The waiver by the Company of the breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee.

14.  Assignment

      This Agreement may be assigned by the Company as part of the sale of substantially all of its business; provided, however, that the purchaser shall expressly assume all obligations of the Company under this Agreement. Further, this Agreement may be assigned by the Company to an affiliate, provided that any such affiliate shall expressly assume all obligations of the Company under this Agreement, and provided further that the Company shall then fully guarantee the performance of the Agreement by such affiliate. Employee agrees that if this Agreement is so assigned, all the terms and conditions of this Agreement shall obtain between such assignee and himself with the same force and effect as if said Agreement had been made with such assignee in the first instance. This Agreement is personal to the Employee and shall not be assigned without written consent of the Company.

15.  Notices

      All notices required or permitted to be given hereunder shall be mailed by certified mail, or delivered by hand or by recognized overnight courier to the party to whom such notice is required or permitted to be given hereunder, in all cases with written proof of receipt required. Any such notice shall be deemed to have been given when received by the party to whom notice is given, as evidenced by written and dated receipt of the receiving party.

      Any notice to the Company or to any assignee of the Company shall be addressed as follows:


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                                  The Tirex Corporation
                                  740 St. Maurice, Suite 201
                                  Montreal, Quebec H3C 1L5

Any notice to Employee shall be addressed as follows:

                                  Scott Rapfogel
                                  16 Regency Circle
                                  Englewood, NJ  07631

16.  General

      16.1 Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

      16.2 Titles and Captions. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

      16.3 Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

      16.4 Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

      16.5 Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

      16.6 Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

      16.7 Survival of Certain Agreements. The covenants and agreements set forth in Articles 9, 11, and 12 shall all survive the expiration of the term of this Agreement and shall all survive termination of this Agreement and remain in full force and effect regardless of the cause of such termination.


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17.  Prior Agreements

      This Agreement supersedes and cancels any and all prior agreements, whether written or oral, between the parties.

      In Witness Whereof, the parties hereto have executed the above Agreement as of the day and year first above written.

                                         THE TIREX CORPORATION

                                         By /s/ Terence C. Byrne
                                            ------------------------------------
                                            Terence C. Byrne, President

                                            /s/ Scott Rapfogel
                                            ------------------------------------
                                            Scott Rapfogel


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